                                                                      EXHIBIT 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43907) pertaining to the Commercial Intertech Retirement Stock Ownership and Savings Plan of our report dated June 10, 1996, with respect to the financial statements and schedules of the Commercial Intertech Retirement Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                           Ernst & Young LLP





Cleveland, Ohio
June 21, 1996


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